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                                                                     EXHIBIT 3.2

                           CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                          NATIONAL ENERGY GROUP, INC.

         The undersigned officer of National Energy Group, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify as follows:

         1. That the Board of Directors of the Corporation, in accordance with Section 242 of the General Corporation Law of the State of Delaware, adopted resolutions proposing that certain provisions of the Certificate of Incorporation of the Corporation, be amended as set forth below (the "Amendment"), and directed that the Amendment be submitted to the stockholders of the Corporation entitled to vote thereon for their consideration and approval:

                 A. Article FOURTH of the Certificate of Incorporation of the Corporation shall be deleted and replaced to read in its entirety as follows:

                          "The total number of shares of stock which the
                 Corporation shall have authority to issue is 101,000,000 shares, consisting of 100,000,000 shares of Common Stock, $.01 par value per share, and 1,000,000 shares of Preferred Stock, $1.00 par value per share, issuable in series.

                          The Board of Directors of the Corporation is
                 expressly authorized to cause the Preferred Stock to be issued from time to time, in one or more series, and in connection with each such series to determine and fix by the resolution or resolutions providing for the creation and issuance of such shares of Preferred Stock the number and designation thereof, the powers (including without limitation any type of voting powers - special, no or otherwise), designations, preferences, conversion rights, cumulative, relative, participating, optional or other rights, if any, and the qualifications, limitations or restrictions thereof, if any, to the full extent permitted by the General Corporation Law of Delaware. The Certificate of Designations of National Energy Group, Inc. of 10% Cumulative Convertible Preferred Stock, Series B and the Certificate of Designations of National Energy Group, Inc. of 10 1/2% Cumulative Convertible Preferred Stock, Series C, filed with the Delaware Secretary of State on June 2, 1994 and June 14, 1995, respectively, are each incorporated herein by reference.
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                 B.       The first paragraph of Section 2(vi), Redemption
Rights, of the Certificate of Designation of National Energy Group, Inc. of 10% Cumulative Convertible Preferred Stock, Series B shall be deleted and replaced to read in its entirety as follows:

                          "(vi) Redemption Rights.  The Series B may not be
                 redeemed before June 14, 1999. Thereafter, the Company, at the option of the Board of Directors, may redeem, in cash, the whole or any part of the shares of Series B at the time outstanding, upon notice given as hereinafter specified, at the following redemption prices: from June 14, 1999, to June 14, 2000, $110 per share of Series B and, thereafter, $100 per share of Series B, together with all accrued and unpaid dividends to the redemption date."

                 C. The first paragraph of Section 2(vi), Redemption Rights, of the Certificate of Designation of National Energy Group, Inc. of 10 1/2% Cumulative Convertible Preferred Stock, Series C shall be deleted and replaced to read in its entirety as follows:

                          "(vi) Redemption Rights.  The Series C may not be
                 redeemed before June 14, 1999. Thereafter, the Company, at the option of the Board of Directors, may redeem, in cash, the whole or any part of the shares of Series C at the time outstanding, upon notice given as hereinafter specified, at the following redemption prices: from June 14, 1999, to June 14, 2000, $110 per share of Series C and, thereafter, $100 per share of Series C, together with all accrued and unpaid dividends to the redemption date. No shares of Series B shall be redeemed by the Company unless and until all outstanding shares of Series C have been redeemed by the Company."

                 D. All references to the Class A Common Stock or Class A of the Corporation in the Certificate of Incorporation or the Certificate of Designations shall be deemed to be a reference to the Common Stock, $.01 par value per share, of the Corporation.

         2. That a majority of the outstanding stock of the Corporation entitled to vote thereon approved and adopted the Amendment at the annual meeting of stockholders on August 29, 1996, in accordance with Section 242 of the General Corporation Law of the State of Delaware.

         IN WITNESS WHEREOF, the undersigned officer of the Corporation does hereby certify under penalties of perjury that this Certificate of Amendment is the act and deed of the Corporation and the facts stated herein are true and accordingly have hereunto set my hand this 29th day of August, 1996.

                                        /s/ Miles D. Bender
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                                        Miles D. Bender, President and
                                        Chief Executive Officer